Exhibit 99.5

All,

Our global CEO, Stephen Nolan, has announced that Hudson has entered into definitive agreements to sell our Recruitment and Talent Management operations in the EMEA and APAC regions, further aligning to the company’s strategy already executed in the Americas to focus on RPO and Outsourcing solutions globally.

Moving forward, Hudson will be laser focused on the expansion and growth of our Recruitment Process Outsourcing business globally. The Human Capital Management industry has many pillars including traditional Staffing and Recruitment, Talent Management and Outsourcing Solutions. While all of these businesses have been recognized for their growth at Hudson, it has been determined that global outsourcing solutions offers the best long term success and profitable growth opportunity both for our colleagues and our clients. Outsourcing Solutions are the fastest growing segment of the Human Capital Management space and we are confident that given the strength and talent on the team, the diversity of our prestigious clients and our commitment to further strategic investments in people, innovation and technology we are best positioned to further command our global leadership position in outsourcing solutions.

While Hudson will be focused on Outsourcing Solutions there is extensive talent on the team with deep expertise and experience in all areas of Human Capital Management and therefore our clients will continue to benefit from our resident knowledge in these areas. We have had great success in the Americas with this approach and will continue offer our clients comprehensive insights and consultation, here and around the world.

For the Americas, this is an opportunity to further leverage global shared services and collaboration to enhance our effectiveness and commitment to disciplined execution and through collaboration, benefit from future global investments. The official sale of the businesses is not expected to close until sometime in the first half of 2018 and until that time it is business as usual. Once the sale process is completed, there will be a transition plan for some period of time as there are many front and back office functions to care for during this process. We will offer our full support and lessons learned to our friends and colleagues around the world as they navigate the transition period. As a member of the Steering Committee, the Americas will actively participate in the roadmap planning in terms of what exciting opportunities lie ahead for Hudson RPO globally.

Thank you for your efforts in leading the way with regards to successfully executing a regional RPO strategy and I am excited to leverage the opportunities the global strategy will offer us. The future is bright and we are well-positioned to achieve greatness!

Best,

Lori

Important Additional Information and Where to Find It

This communication does not constitute a solicitation of a vote or proxy. In connection with the proposed transaction, Hudson intends to file relevant materials with the SEC, including a proxy statement. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HUDSON AND THE PROPOSED TRANSACTION. The proxy statement and certain other relevant materials (when they become available) and other documents filed by Hudson with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or by calling (212) 351-7300.

Participants in the Solicitation

Hudson and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the executive officers and directors of Hudson and the number of shares of Hudson’s common stock beneficially owned by such persons is set forth in the proxy statement for Hudson’s 2017 annual meeting of stockholders which was filed with the SEC on May 1, 2017, and Hudson’s Annual Report on Form 10-K for the period ended December 31, 2016. Investors may obtain additional information regarding the direct and indirect interests of Hudson and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.